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                                                                   EXHIBIT 10(d)

                                 Robert Barcum
                             Employment Agreement

THIS EMPLOYMENT AGREEMENT ("Agreement") is made this1st day of June, 2001 between Netplex Systems, Inc. a corporation ("Employer"), and Robert Barcum ("Employee").

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


1) Employment and Duties. Employee shall serve as Employer's President of the Netplex Systems business. Employee shall perform all of the duties associated with his position and such other duties as may be assigned by his supervisors. He shall be responsible for the overall direction and profitability of the Netplex Systems business subject to the supervision of the Chief Executive Officer and Board or Directors of Netplex Group, Inc., or such other supervisor as Employer may from time-to-time designate. Employer may, from time to time, extend or curtail Employee's duties in its discretion. If Employee is elected or appointed as a director or an officer of Employer, Employee shall serve in such capacity or capacities without further compensation. Nothing herein shall be construed, however, to require Employee's election or appointment as a director or an officer. Furthermore, in the event Employee's employment terminates for any reason, he shall and hereby does resign all officer or director positions he may hold effective as of the date of such termination.

2) Compensation. During the term of this Agreement, Employer shall pay Employee a salary and bonus as follows:

    a)  Salary.  Employee's annual salary rate shall be $150,000

    b) Bonus. Employee shall be a participant in the Employer's bonus plan for the President of Netplex Systems business as established and maintained by Employer subject to all terms and conditions of that bonus program, as it may be modified or terminated in Employer's sole discretion.

    c) Other Benefits. Employee shall be eligible to participate in all employee benefit plans and programs offered from time to time to all full-time employees of Employer, in accordance with and to the extent permitted by the terms of those plans and programs, as the same may be modified or terminated in Employer's discretion from time-to-time.

    d) Sale of Netplex Systems. Employee's base salary shall be $250,000 upon the event of a sale of Netplex Systems Inc. to a non-financial acquirer (i.e. a sale or merger with a similar company).

3) Extent of Services. Employee shall devote his full working time and his entire attention and energy and best efforts to the business and affairs of Employer and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employer consents to Employee's involvement in such business activity in writing. This restriction shall not be construed as preventing Employee from owning up to 5% of the stock in any publicly traded corporation that does not compete with Employer or any of its parents, subsidiaries or affiliated entities (collectively "affiliates".)

4) Term. This Agreement shall remain in effect from its effective date until it is terminated. Either party may terminate this Agreement as follows:

    a) Employee Resignation. Employee may resign from employment at any time by giving thirty days advance written notice to Employer.
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    b)  Termination without cause.  Employer may, without cause, terminate this
        Agreement at any time by giving 30 days' advance written notice to Employee or continuation of salary in lieu of such notice. In that event, Employee, if requested by Employer, shall continue to render his services, and shall be paid his regular compensation up to the date of termination. In addition, Employee shall be paid on the date of termination benefit equal to one year's salary at the highest salary rate in effect during the term of this Agreement , payable in installments in accordance with Employer's payroll practices (less all amounts required to be withheld and deducted).

    c) Termination for cause. Employer may terminate this Agreement at any time with or without notice for cause. Upon such termination for cause no additional compensation under any provision of this Agreement shall be due. For the purposes of this Agreement, the term "cause" shall mean:

        i) Employee's conviction (including a plea of nolo contendre) for any felony or any crime of moral turpitude.

        ii) Employee's violation of Employer's drug and alcohol policy as determined by Employer.

        iii) Employee's violation of Employer's policy against sexual harassment or discrimination as determined by Employer.

        iv) Employer's determination that Employee has falsified any documents or information or that Employee has misappropriated any property or funds of Employer.

        v)    Employee's material breach of any term of this Agreement.

        vi) Any other act or omission by Employee which constitutes a breach of his duty of loyalty or which materially damages or interferes with Employer's operations.

    d) Termination Upon a Change in Control. If there is a "change in control" of Employer and Employee is terminated other than for cause within 12 months after such change in control, Employee will receive a lump sum cash payment equal to the sum of all salary and bonus at target level that would have been paid for the then remaining duration of this Agreement, but in no case less than one year of salary and bonus at target performance. Employee may elect to continue to be covered under all of Employer's health and major medical plans then in effect for a period of 18 months pursuant to the federal COBRA law. Employer shall pay Employer's costs to continue such coverage until the earlier of 18 months or the date Employee becomes eligible for coverage under another employer's health plan.

        For purposes of this Agreement, the term "change in control" is defined to include (a) a tender offer or exchange offer made and consummated for ownership of Employer stock representing 50% or more of the combined voting power of Employer's outstanding securities; (b) the sale or transfer of substantially all of Employer's assets to another corporation which is not a wholly-owned subsidiary of the Employer; (c) any transaction relating to Employer which must be described in accordance with item 5(f) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission; (d) any merger or consolidation of Employer with another corporation, where less than 50% of the outstanding voting shares of the surviving or resulting corporation are owned in the aggregate by Employer's former stockholders; (e) any tender offer, exchange offer, merger, sale of assets and/or contested election which results in a total change in the composition of Employer's board of directors; or (f) the sale or transfer of Employer's assets to another corporation which is not a wholly-owned subsidiary of Employer.

        The amounts paid to Executive pursuant to this subparagraph will be deemed severance pay in consideration of Employee's past services to the Employer and his continued services from the date of this Agreement.
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        Employee will have no duty to mitigate his damages by seeking other employment, nor will Employee's severance pay hereunder be reduced or offset by any future earnings.

    e) Illness or Disability. To the extent permitted by applicable law, if Employee is absent from his employment by reason of illness or other incapacity for more than 12 consecutive weeks, Employer may, after such 12 consecutive weeks but only if Employee then is unable to return to active employment with Employer because he is unable to perform all of the essential functions of his job with or without reasonable accommodation, terminate Employee's employment by furnishing him with written notice of termination. Employer shall pay Employee compensation during any period of illness or incapacity in accordance with and to the extent required by Employer's sick pay policy then in effect.

    f)  Death.  Employee's employment shall terminate by reason of his death.

    g) Consequences of Termination. Except as expressly provided otherwise herein, in the event of any termination under this paragraph, Employer shall pay Employee or in the event of his death, Employee's estate, for all accrued but unpaid salary and vacation, as of the termination date, and will not be required to pay Employee any severance benefits. Furthermore, except as required by law or plan documents, Employee's entitlement to, accrual of and participation in all Employer benefit plans and programs shall cease as of the terminated date. The provisions of Section 5, 6, 7 and 8 shall survive the termination of this Agreement.

5) Restrictive Covenants. During the term of this Agreement and for a period of one (1) year thereafter, Employee shall not, either as an individual on his own account or for any other person or entity as a partner, joint venturer, consultant, employee, agent, officer, director or shareholder, directly or indirectly:

    a) Enter into or engage in any business competitive with that of Employer within fifty (50) miles of any city of the United States in which Employer is then doing business, providing Employee has had access to any of Employer's trade secrets or Confidential Information (as defined in section 7 below)

    b) Solicit or attempt to solicit any of Employer's then current or former customers with the intent or purpose to perform services for such customers which are the same or similar to those provided to such customers by Employer or to sell to such customers goods which are the same or similar to those provided to the customers by Employer; or

    c) Solicit or attempt to solicit any person who then is or was in the preceding six (6) months an employee or consultant of Employer to leave the services of Employer, or hire or contract with any such person.

    Employee acknowledges and agrees that the restrictions in this paragraph 6 are fair and reasonable to protect the legitimate business interests of Employer. In the event Employee breaches any provision of this paragraph 6, Employee agrees that Employer will suffer irreparable injury and damages will be difficult to ascertain. Thus, Employer shall be entitled to injunctive relief in addition to all other relief that a court may award.

    7) Confidential Information. Employee acknowledges and agrees that all Confidential Information acquired by Employee in the course of his employment under this Agreement is valuable proprietary information of Employer. Employee agrees that Employee will not, during Employee's period of employment with Employer and thereafter, except as required by law or as duly authorized in the performance of Employee's duties for the benefit of Employer, directly or indirectly use, disclose, provide, or otherwise make available, in whole or in part, any Confidential Information.

        Employee further agrees to take all appropriate action requested by Employer, whether by instruction, agreement, or otherwise, to ensure the protection, confidentiality and security of the Confidential Information and to satisfy Employee's obligations under this Agreement.
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    All documents, materials, hardware, software, systems and other tangible things which contain any Confidential Information in any medium shall be the sole and exclusive property of Employer and/or where applicable, its customers, clients, brokers, and/or strategic partners. Employee agrees that upon termination of employment, Employee will return all property of Employer and all copies, excerpts or summaries thereof in his possession, custody or control.

    For purposes of this Agreement, the term "Confidential Information" shall include all information not readily available in the public domain (but including information in the public domain due to a violation of an obligation not to disclose it) and shall include all of the following, whether in oral, written, electronic, graphical or visual form which is either provided or delivered directly or indirectly to Employee, visually perceived by Employee, and/or learned by Employee during the course of Employee's employment by Employer.

    a) Employer's and its customers', brokers', clients' and strategic partners' operations, methods of doing business, research and development, know-how, staff lists, prospective staff lists, customer, client and broker lists, prospective customer, client and broker lists, manufacturing methods and procedures, private processes, computer programs, algorithms, finances, services and methods and procedures whereby such services are provided, formulae, compositions, machines, equipment, apparatus, operations, potential acquisitions, prospective and executed agreements, and

    b) Employer's and its customers' brokers', clients' and strategic partners' source and object code, computer programs and associated documentation, manuals, presentation material, marketing strategies, usage methodologies, and other printed graphical or visual perceptible materials describing the use or design of software and/or strategic plans; and

    c) All documentation, manuals, presentation material, usage methodologies, and all other oral, written, electronic, printed, graphical or visually perceptible information or materials pertaining to or describing the use and/or design of Employer's internet web sites, as well as the source and object code comprising same; and

   d) All information or data, whether in oral, written, graphical or visual form, and whether stored on media or electronically transmitted which relates to past, present, or future products, techniques, designs or other technical data, trade secrets, information designated by patent and/or copyright or trademark or servicemark, customer lists or other compilations for marketing or development, or regarding administrative management, financial, marketing or manufacturing activities of Employer, its customers, brokers, clients and strategic partners.

8) Inventions. Employee shall, without royalty or additional consideration, disclose promptly in writing and assign immediately, and hereby assigns to Employer, all of Employee's right, title and interest in and to, any inventions, improvements, original works of authorship, formulas, processes, programs, techniques, know-how, data, developments or discoveries, whether or not patentable or copyrightable, (hereinafter referred to collectively as "Work Product") which Employee may make or conceive, or first reduce to practice or learn either solely or jointly with others, during the term of the Agreement through Employee's performance of services for Employer. Employee shall, upon request from Employer, execute, acknowledge and deliver to Employer all necessary documents, and shall take such other action as may be necessary to assist Employer in obtaining by statute or treaty in any and all countries, Letters Patent, copyrights, trademarks or other statutory or common law protections for Work Product covered by this Paragraph 8, vesting title and right in such patents, copyrights, trademarks and other protections in Employer and its designees in any and all countries. Employee shall further assist Employer in every proper way to enforce such patents, copyrights, trademarks and other protections as Employer may desire and hereby gives Employer the power of attorney to execute all documents and take all such actions Employer deems necessary to effectuate this Paragraph
    8. Employee's obligation to deliver documents and assist Employer under this Paragraph 8 apply both during and subsequent to the term of this Agreement. Employee represents and warrants that all Work Product created, developed or reduced to practice or otherwise produced pursuant to this Agreement shall be accurate and shall be fully usable for the purpose for which it is designed. Employee warrants that any use by Employer of such Work Product shall not infringe the rights of any third parties. Employee further grants to Employer without further royalty or consideration, a license to, in Employer's sole discretion and in any medium use and publish any Work Product.
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9)   Expenses.  Employee is authorized to incur only such authorized expenses for promoting Employer's business as Employer may, from time to time, deem reasonable and necessary. Employer will reimburse Employee for all such expenses upon Employee's presentation of receipts and an itemized accounting therefor in accordance with Employer's policy, as it may be amended from time to time in Employer's discretion.

10) Notice. All notices required to be given hereunder shall be in writing and shall be deemed to have been duly given on the date received, if delivered personally or by overnight mail, or on the third day after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the party at the address set forth below or to such other address as either party hereto may subsequently designate in writing to the other party a similar manner.

11) Arbitration. All disputes, controversies, or differences arising in connection with the validity, execution, performance, breach, or termination of this Agreement (except those arising under paragraphs 6, 7 or 8) shall be finally settled in an arbitration proceeding under the Commercial Rules of the American Arbitration Association then in effect by three arbitrators with expertise in employment and labor law in the computer consulting/information technology industry. Selection of the arbitrators shall be as follows: each party shall appoint one arbitrator within twenty (20) days after the parties have agreed to go to arbitration, and those two arbitrators shall appoint a third arbitrator who shall act as chairman, within a twenty (20) day period thereafter. If the parties fail to appoint the chairman within said period, the parties will apply to the American Arbitration Association for appointment of the third arbitrator. The parties agree to be bound by the findings of the arbitration. Notwithstanding the foregoing, the courts shall have jurisdiction over injunctive or provisional relief pending arbitration. The non-prevailing party to the arbitration shall pay all the prevailing party's expenses of the arbitration, including reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such arbitration.

12) Construction of Agreement. This Agreement shall be interpreted, construed and governed by and under the laws of the Commonwealth of Virginia, without reference to the principles of conflicts of law therein and Employee unconditionally submits to the jurisdiction of the courts located in the State of Virginia in all matters relating to or arising from this Agreement.

     a) If any provision or clause of this Agreement or the application thereof to either party is held to be invalid by a court or arbitrator of competent jurisdiction, then such provisions shall be severed herefrom, and such invalidity shall not affect any other provision of this Agreement, the balance of which shall remain in and have its intended full force and effect.

     b) In the event that the provisions of paragraphs 6 or 7 of this Agreement shall ever be deemed to exceed the time or geographical limits permitted by applicable law, then such provisions shall be reformed to the maximum time and geographical limits permitted by applicable law.

     c) References herein to "Paragraphs" or "Subparagraphs" means the various paragraphs and subparagraphs of this Agreement. The headings and titles of the paragraphs of this Agreement are not a part of this Agreement, but are for convenience only and are not intended to define, limit or construe the contents of the various paragraphs. The term "including" means including, without limitation, unless the context clearly indicates otherwise.
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     d)  This Agreement contains the entire agreement between the parties hereto and supersedes all other agreements, discussions or understandings with respect to the subject matter hereof, and there are no understandings, representations or warranties of any kind between the parties except as expressly set forth herein.

     e) This Agreement may not be modified except by a writing duly signed by both parties hereto.

     f) Neither this Agreement nor any right or obligation of Employee hereunder may be assigned by Employee without the prior written consent of Employer. Subject thereto, this Agreement and the covenants and conditions herein contained shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

     g) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     h) The wavier of either party of a breach or default by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any other, continuing or subsequent breach or default by such party.


IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first set forth above.


NETPLEX SYSTEMS, INC.                        ROBERT BARCUM



By:______________________________            By:_______________________________




Date:____________________________            Date:_____________________________